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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2004

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events.

On January 20, 2004, the Board of Directors of Chordiant Software, Inc. (the "Board") announced the appointment of Steven R. Springsteel as a Class II Director to serve until the 2005 Annual Meeting of Stockholders, or until his successor is elected and qualified. Mr. Springsteel is currently the senior vice president of finance & administration and chief financial officer of Verity Inc.  Mr. Springsteel has considerable experience in finance, capital markets, operational management and corporate affairs. Prior to his role at Verity, he has held several executive officer positions at public companies including, chief operating officer and chief financial officer. In addition, Mr. Springsteel has held senior management and chief financial officer roles at private companies and is familiar with Chordiant's financial and business model as he previously was Chordiant's chief financial officer through the company's initial public offering. Mr. Springsteel holds a bachelor's degree in business administration from Cleveland State University.

We also announced the resignation of Mr. George Reyes from our Board effective after Chordiant files it's annual report on form 10-K.

A copy of the press release issued in connection with Mr. Springsteel's appointment to the Board and Mr. Reyes' resignation from the Board is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

  Financial Statements of business acquired.

  Not applicable.

  Pro forma financial information.

  Not applicable.

  Exhibits.

Number   Description

99.1        Press Release of Chordiant Software, Inc. dated January 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Stephen Kelly Stephen Kelly	Chief Executive Officer (Principal Executive Officer)	January 20, 2004

EXHIBIT INDEX
Exhibit Number
99.1	Press Release of Chordiant Software, Inc., dated January 20, 2004.